UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	August 21, 2007
Abatix Corp.
(Exact name of registrant as specified in its charter)
Delaware	1-10184	75-1908110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2400 Skyline Drive, Suite 400, Mesquite, Texas		75149
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (214) 381-0322

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

A special committee comprised solely of independent directors (“Special Committee”) concluded that voluntary delisting from NASDAQ and voluntary deregistration from the reporting requirements of the Securities Exchange Act of 1934, as amended were in the best, long-term interest of the Company. On August 21, 2007, the Board of Directors unanimously agreed with the conclusion of the Special Committee.

Accordingly, the Company announced today that it intends to file a Form 25 with The NASDAQ Stock Market and the Securities and Exchange Commission (“SEC”) to voluntarily delist the Abatix Common Stock from the NASDAQ Capital Market and to deregister the Company’s Common Stock from Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Company also intends to file a Form 15 with the SEC to voluntarily suspend reporting obligations under Section 15(d) of the Exchange Act. The Company intends to file these applications on September 5, 2007. Immediately upon the filing of Form 15, the Company will no longer be obligated to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K.

Item 7.01. Regulation FD Disclosure.

The Company elects to disclose the information in the press release furnished as Exhibit 99.1 to this report through Item 7.01 of Form 8-K pursuant to Regulation FD. The exhibit to this report relates to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 - Press release dated August 21, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABATIX CORP.

Date: August 21, 2007	By:	/s/ Frank J. Cinatl, IV
Frank J. Cinatl, IV
Vice President and Chief Financial Officer
(Principal Accounting Officer